Exhibit 10.1(a)

EIGHTEENTH AMENDMENT TO

WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Eighteenth Amendment to Warehousing Credit and Security Agreement (“Amendment”) is dated as of May 28th, 2004 by First NLC Financial Services, LLC and NLC Financial Services, LLC (collectively, the “Company”), and Washington Mutual Bank, FA, successor by merger to Bank United (“Lender”).

BACKGROUND

A. Company and Lender are parties to a certain Warehousing Credit and Security Agreement dated as of February 4, 2000 (as has been and may hereafter be amended or modified from time to time, the “Loan Agreement”) and related agreements, instruments and documents (collectively, with the Loan Agreement, the “Existing Loan Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B. Company has requested that Lender amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendment. The Loan Agreement is amended and modified in the following manner:

(a) Commitment. Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)	Subject to the terms and conditions of this Agreement and provided that no Default or Event of Default has occurred and is continuing, Lender agrees, from time to time, during the period from the date hereof to and including the Termination Date, to make Advances to Company, provided the sum of the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed $56,000,000; provided, however, commencing March 31, 2004 and continuing through and including July 31, 2004, the sum of the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed $84,000,000. The obligation of Lender to make Advances hereunder up to such limit is hereinafter referred to as the “Commitment.” Within the Commitment, Company may borrow, repay, and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations of Company to Lender.

(b) Second Mortgage Loans. Section 2.1(b)(5) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(5) The aggregate amount of Second Mortgage Loan Advances outstanding at any one time shall not exceed $15,000,000 from June 1, 2004 through and including July 31, 2004 and $10,000,000 at all other times.

(c) Current Ratio. Company shall not permit the Current Ratio of Company (and its Subsidiaries, on a consolidated basis) to be less than (i) 1.05 to 1 as of the end of each calendar month through and including March 31, 2004 and (ii) 1.03 to 1 as of the end of each calendar month thereafter. For purpose hereof, (x) “Current Assets” means, with respect to any Person, those assets set forth on the consolidated balance sheet of a Person prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will be by their terms or disposition be converted to cash within one year of the date of calculation, (y) “Current Liabilities” means, with respect to any Person, those liabilities set forth on the consolidated balance sheet of a Person prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one year from the date of calculation, and (z) “Current Ratio” means, with respect to any Person, the sum of the amounts set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, on the date of calculation as Current Assets divided by the sum of the amounts set forth on such consolidated balance sheet as Current Liabilities.

2. Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Execution and delivery by Company of this Amendment to Lender;

(b) Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Existing Loan Documents.

3. Representations and Warranties. Company represents and warrants to Lender that:

(a) All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by Company of this Amendment and the performance of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Company is a party or by which the property of Company is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Company.

(c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms.

(d) No Event of Default or Default has occurred under the Loan Agreement or any of the other Existing Loan Documents.

4. Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Company, or any third party to Lender as evidenced by the Existing Loan Documents. Company acknowledges, agrees, and represents that (a) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Existing Loan Documents, and the other obligations created or evidenced by the Existing Loan Documents; (b) Company has no claims, offsets, defenses or counterclaims arising from any of Lender’s acts or omissions with respect to the Existing Loan Documents, or Lender’s performance under the Existing Loan Documents; and (c) Company promises to pay to the order of Lender the indebtedness evidenced by the Note according to the terms thereof. In consideration of the modification of certain provisions of the Existing Loan Documents, all as herein provided, and the other benefits received by Company hereunder, Company RELEASES, RELINQUISHES and forever DISCHARGES Lender, and its predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Company has, or may have against Released Parties, arising out of or with respect to any and all transactions relating to the Loan Agreement, the Note, and the other Existing Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governments or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Existing Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims or any violation of federal antitrust acts.

5. Collateral. As security for the payment of the Company’s Obligations under the Loan Agreement, and satisfaction by Company of all covenants and undertakings contained in the Loan Agreement and the Existing Loan Documents, Company acknowledges Lender’s prior security interest and lien in and to all of the Collateral.

6. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

7. Governing Law. This Amendment, and all matters arising out of or related to this Amendment, shall be governed by, construed and enforced in accordance with the laws of the State of Texas, excluding its conflict of laws rules.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.

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Dated the date and year first written above.

COMPANY:	FIRST NLC FINANCIAL SERVICES, LLC

	By:	/s/ Jeffrey M. Henschel

	Name:	Jeffrey M. Henschel
	Title:	President and COO

NLC FINANCIAL SERVICES, LLC

By:	/s/ Jeffrey M. Henschel

Name:	Jeffrey M. Henschel
Title:	President and COO

LENDER:	WASHINGTON MUTUAL BANK, FA

	By:	/s/ Dominic J. Aprile

	Name:	Dominic J. Aprile
	Title:	Vice President

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